UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 21, 2021

Wilshire wShares Enhanced Gold Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-235913	84-6953191
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Park Avenue, 20th Floor

New York, New York 10016

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 671-9097

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL(S)	NAME OF EACH EXCHANGE ON WHICH REGISTERED
Units of Beneficial Interest	WGLD	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 14, 2021, Wilshire wShares Enhanced Gold Trust (the “Trust”) and Wilshire Phoenix Funds LLC (the “Sponsor”) entered into a Wholesale Marketing Agreement (the “Agreement”) with UMB Distribution Services, LLC (“UMB”) and Valor Consulting & Distribution, LLC (“Valor”). Pursuant to the Agreement, Valor, through employees that are registered representatives of UMB, will use its reasonable best efforts to market the Trust to registered representatives of broker dealers and investment advisers that may have customers interested in investing in the Trust. Under the Agreement, the Trust makes certain representations related to the services to be provided by Valor.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
10.1*	Wholesale Marketing Agreement by and among Wilshire wShares Enhanced Gold Trust, Wilshire Phoenix Funds LLC, UMB Distribution Services, LLC and Valor Consulting & Distribution, LLC

* Portions of this exhibit have been omitted as permitted by the rules and regulations of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned in the capacities* thereunto duly authorized.

Wilshire Phoenix Funds LLC
Sponsor of Wilshire wShares Enhanced Gold Trust
(Registrant)

Date:	June 21, 2021	/s/ William Cai
William Cai*
Partner

*The Registrant is a trust and the person is signing in his capacity as an officer of Wilshire Phoenix Funds, LLC, the Sponsor of the Registrant.